FOR IMMEDIATE RELEASE

                             MobileMedia Corporation

                        MobileMedia Communications, Inc.

                              Financial Projections

Fort Lee, N.J.--April 30, 1998--MobileMedia Corporation and MobileMedia Communications, Inc. (collectively, "MobileMedia") today announced that because they have learned that the current five-year financial projections of MobileMedia Corporation (the "Projections") were inadvertently disclosed to certain unauthorized persons, they are disclosing a summary of those projections to the public. The Projections are subject to numerous assumptions, as described below, and MobileMedia expressly disclaims any responsibility to update the Projections to disclose any changes to them.

                  MobileMedia Corporation Financial Projections

                                ($ in thousands)

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                           1998       1999       2000      2001       2002
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Net Revenue              $421,038  $437,561   $491,629   $536,875  $568,412
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EBITDA                   $ 94,971  $107,266   $145,483   $178,211  $198,166
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EBITDA less Capex        $ 28,678  $  6,241   $ 62,073   $105,455  $128,485
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            The Projections are forward looking statements for purposes of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. Such risks and uncertainties, many of which are beyond the control of MobileMedia, include, among others, those described under "Risk Factors" included in Item 1 of MobileMedia's Annual Report on Form 10-K for the year ended December 31, 1995, as well as risks and uncertainties relating to MobileMedia's history of operating losses, inability to prepare 1996 or 1997 audited financial statements (due to its inability to write down the carrying value of its long-lived assets to their fair value as required by SFAS 121), the difficulty of predicting future performance, the risk of delay or non-occurrence of any confirmation of, or the terms of, any plan of reorganization for MobileMedia (the "Plan"), the effect of the decline in MobileMedia's number of units in service, competition and other factors in the paging industry, the demand for MobileMedia's products and services, potential changes to MobileMedia's management under the Plan, and various federal and state regulatory issues.

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            In addition, the Projections are based on numerous assumptions, including, among others, assumptions with respect to the following: recurring revenue from the number of paging units in service and the pricing and usage of MobileMedia's services, non-recurring revenue from overcalls, activation and set-up fees, liquidated damages and finance charges, and other revenue (site lease revenue and miscellaneous revenue), equipment sales/margins, the collectibility of MobileMedia's revenues and, accordingly, the amount of bad debt writeoffs and reserves, the level of capital expenditures and the level of operating expenses (including technical expenses and subcontracting expenses). There can be no assurance that all or any of such assumptions will prove to be accurate, and therefore there can be no assurance that the Projections will be achieved or prove accurate.

            The Projections are made only as of the date of this release. MobileMedia expressly disclaims any obligation or undertaking to release any update or revision to the Projections to reflect any change in MobileMedia's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

            Contact:

            Media:      Krista Grossman
                        310-442-2516

            Investors:  Lynne Burns
                        201-969-4959

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